                                                                EXHIBIT 99(b)(4)

                   INTERCREDITOR AND SUBORDINATION AGREEMENT
                   -----------------------------------------

          THIS INTERCREDITOR AND SUBORDINATION AGREEMENT ("Agreement") is entered into as of December 1, 2000, by and among N'TANDEM PROPERTIES, L.P., a Delaware limited partnership ("Borrower"), N'TANDEM TRUST, a California business trust ("N'Tandem Trust"), CHATEAU COMMUNITIES, INC., a Maryland corporation ("Chateau"), CP LIMITED PARTNERSHIP, a Maryland limited partnership ("CP"), and ANCHOR NATIONAL LIFE INSURANCE COMPANY, an Arizona corporation ("Anchor"). Borrower and N'Tandem Trust are referred to herein collectively as the "Borrower Parties." Chateau and CP are referred to herein collectively as the "Chateau Parties."

                                   Recitals

          A. Reference is hereby made to that certain Loan and Partial Release Agreement of even date herewith executed by Borrower and Anchor (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

          B. Anchor has agreed to make the Loans to Borrower (referred to herein as the "Anchor Loans"), to be evidenced by the Notes, secured by the Mortgages and other Loan Documents, and guaranteed as to certain obligations by N'Tandem Trust.

          C.   N'Tandem Trust is the general partner of Borrower.

          D. Chateau is a shareholder in, and the owner of the sponsor of, N'Tandem Trust, and the general partner of CP.

          E. The Chateau Parties are the holders of certain indebtedness in the aggregate amount of $19,112,543.45 owing by the Borrower Parties to the Chateau Parties (all such debt, together with any other present or future debt owing by any of the Borrower Parties to the Chateau Parties (or to any affiliate of the Chateau Parties) in the form of funds loaned to and borrowed by the Borrower Parties, being referred to herein collectively as the "Junior Loans"; any one of such Junior Loans being referred to herein as a "Junior Loan"), which Junior Loans are presently evidenced by that certain unsecured Promissory Note dated as of February 29, 2000 (all such documents now or hereafter evidencing the Junior Loans, or evidencing any other or future debt owing by any of the Borrower Parties to the Chateau Parties (or to any affiliate of the Chateau Parties), are hereinafter collectively referred to as the "Junior Loan Documents").

          F. The Notes, the Mortgages, and all other documents now or hereafter evidencing, executed in connection with, or securing, the Anchor Loans are hereinafter collectively referred to as the "Anchor Loan Documents."

          G. In consideration of Anchor's willingness to make the Anchor Loans to Borrower, the Chateau Parties have agreed, among other things, to subordinate their rights under the Junior Loan Documents to Anchor's rights under the Anchor Loan Documents, and the parties to this Agreement have agreed as hereinafter set forth.
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                                   Agreement

          NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Subordination of Junior Loan Documents.
               --------------------------------------

               (a) The term "Junior Loans" as used in this Agreement shall include any and all indebtedness, liabilities and obligations of any of the Borrower Parties to the Chateau Parties (or to any affiliate of the Chateau Parties), absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred arising by operation of law or otherwise, due or to become due, or which arise out of the Junior Loan Documents or are in any way secured by the Properties, but excluding any obligation of any of the Borrower Parties to pay to the Chateau Parties any advisory, consulting, accounting administration, management or similar fee relating to the Properties or to reimburse the Chateau Parties for payroll, insurance or other expenses paid by the Chateau Parties on behalf of any Borrower Party and relating to the Properties (all such fees and obligations being referred to herein as "Affiliate Expenses"). The term "Chateau Parties" shall also include the Chateau Parties, acting in their capacity as authorized agent for any affiliate of the Chateau Parties that holds any Junior Loan or that holds any rights under any Junior Loan Document. As used herein, the term "Junior Obligations" shall mean, collectively, the Junior Loans and the Affiliate Expenses.

               (b) The Chateau Parties hereby expressly subordinate the Junior Loans and all of the Chateau Parties' rights, liens, and security interests (if any) pursuant to the Junior Loan Documents, and any right to repayment of the Affiliate Expenses, to the Anchor Loans and all rights, liens and security interests of Anchor, its successors and assigns, under the Anchor Loan Documents. The Anchor Loan Documents shall be a prior lien and security interest on the Properties and all other collateral encumbered by the Anchor Loan Documents, and the Junior Loan Documents shall at all times be and remain absolutely subordinate, subject to and subservient to the prior lien and security interest of the Anchor Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms or provisions of the Junior Loan Documents, this Agreement shall prevail and control. Anchor shall not be bound by, subject to or obligated to abide by any restrictions, covenants or other obligations to which the Chateau Parties are subject under the Junior Loan Documents.

          2.   Subordination of Junior Loan Debt Service.  The parties covenant
               -----------------------------------------
and agree as follows:

               (a) Until the Anchor Loans have been repaid and the other Secured Obligations (as defined in the Mortgages) have been fully satisfied, the Chateau Parties will not ask for, demand, sue for, take, receive or accept from any of the Borrower Parties any payment of principal and/or interest under the Junior Loans, if any such payment would leave any of the Borrower Parties with insufficient working capital, or adversely affect any of the Borrower Parties' ability to pay all of its current or foreseeable obligations, excluding repayment of the Junior Loans (referred to herein as a "Negative Cash Position").

               (b) The Borrower Parties covenant and agree that they shall not make any payments of principal and/or interest under any Junior Loan to the Chateau Parties which would result in any of the Borrower Parties being in a Negative Cash Position.

               (c) During any time that any Default or an Event of Default (as defined in the Loan Agreement) exists under the Anchor Loan Documents, (i) the Chateau Parties will not ask for, demand, sue for, take, receive or accept from any of the Borrower Parties, by setoff or in any other manner, any payment or distribution of any kind from any of the Borrower Parties relating to the Junior Loans, and (ii) the Borrower Parties shall not pay to the Chateau Parties, by setoff or in any other manner, any payment or distribution of any kind relating to the Junior Loans.

               (d) Following the occurrence of a Triggering Event, (i) the Chateau Parties will not ask for, demand, sue for, take, receive or accept from any of the Borrower Parties, by setoff or in any other manner, any payment or distribution of any kind from any of the Borrower Parties relating to the Junior Loans or the Affiliate Expenses, except, in each case, as the same may be set forth in the Budget (as defined in the Lockbox Agreement) approved by Anchor, and (ii) the Borrower Parties shall not pay to the Chateau Parties, by setoff or in any other manner, any payment or distribution of any kind relating to the Junior Loans or the Affiliate Expenses, except, in each case, as the same may be set forth in the Budget approved by Anchor.

               (e) The Chateau Parties will not ask for, demand, sue for, take, receive or accept from any of the Borrower Parties, by setoff or in any other manner, any payment or distribution from any of the Borrower Parties, if the making of such payment will constitute or would result in the occurrence of a violation of the provisions of any of the Anchor Loan Documents or would result in the occurrence of any event which with the giving of notice or lapse of time or both would constitute a Default or Event of Default under the provisions of any of the Anchor Loan Documents.

               (f) In the event the Chateau Parties shall receive any payment or distribution which the Chateau Parties are not entitled to receive under the foregoing provisions of this Paragraph 2, the Chateau Parties will hold any amount so received in trust for Anchor and will forthwith turn over such payment to Anchor in the form received by the Chateau Parties to be applied to the Anchor Loans.

          3.   Limitation on Remedies of the Chateau Parties.
               ---------------------------------------------

               (a) The Chateau Parties shall not do any of the following without the prior written consent of Anchor (which may be granted or withheld by Anchor in its sole discretion) until such time as the Anchor Loans are repaid in full: commence any action or proceeding against any of the Borrower Parties or any collateral for the Junior Obligations to recover all or any part of the Junior Obligations or join with any other creditor, unless Anchor shall also join, in bringing any proceedings against any of the Borrower Parties under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government.

               (b) The limitation of the remedies of the Chateau Parties set forth herein shall preclude any foreclosure, acceptance of conveyances in lieu of foreclosure, taking in possession, appointment of a receiver, exercise of any rights under any assignment of rents, or any other action by the Chateau Parties which may interfere with any of the Borrower Parties' possession, operation or management of the Properties or the exercise by Anchor of its rights and remedies under the Anchor Loan Documents.

          4.   Insolvency Proceedings.
               ----------------------

               (a) In the event of any of the following: (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any of the Borrower Parties, or to their creditors, as such, or to its own assets; (ii) any liquidation, dissolution or other winding up of any of the Borrower Parties, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any of the Borrower Parties (any of the foregoing events listed in subsections (i) through (iii) are hereinafter referred to as a "Proceeding"), then and in any such event Anchor shall receive payment in full of all amounts due or to become due (whether or not a Default or Event of Default has occurred under the Anchor Loan Documents) or for the payment or prepayment of the Secured Obligations, including post-petition interest thereon whether or not such interest is allowed as a claim in any such Proceeding, before the Chateau Parties are entitled to receive any payment on account of principal, interest (or premium, if any) or any other amounts due under the Junior Obligations, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in connection with the Junior Obligations, in any such Proceeding, shall be paid or delivered directly to Anchor for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Secured Obligations until the Secured Obligations have been paid in full.

               (b) If any Proceeding is commenced by or against any of the Borrower Parties, Anchor is irrevocably authorized and empowered (in its own name or in the name of the Chateau Parties, or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Paragraph 4 and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation voting the Junior Obligations) as Anchor may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of Anchor hereunder, provided that in the event Anchor takes such action, it shall apply all proceeds to the payment of the Secured Obligations and any such surplus proceeds remaining thereafter shall be paid over to the Chateau Parties.

               (c) All payments or distributions upon or with respect to the Junior Obligations which are received by the Chateau Parties contrary to the provisions of this Agreement shall be received in trust for the benefit of Anchor, shall be segregated from the other funds and property held by the Chateau Parties and shall be forthwith paid over to Anchor in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Secured Obligations in accordance with the terms of the Anchor Loan Documents.

          5.   Modification of Anchor Loans.  Anchor may, at any time, and from
               ----------------------------
time to time, without the consent of the Chateau Parties, without incurring responsibility to the Chateau Parties, and without impairing or releasing any of Anchor's rights or any of the obligations of the Chateau Parties under this
Agreement:

               (a) increase the amount of the Anchor Loans, or make additional advances under the Anchor Loans (whether or not obligatory);

               (b) change the amount, manner, place or terms of payment, or change or extend for any period the time of payment or renew or otherwise alter or modify, the Anchor Loans or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any portion of the Anchor Loans in any manner or enter into or amend in any manner any other agreement relating to the Anchor Loans;

               (c) sell, exchange, release or otherwise deal with all or any part of any property pledged or mortgaged to secure the Anchor Loans;

               (d) release anyone liable in any manner for payment or collection of the Anchor Loans;

               (e) exercise or refrain from exercising any rights against the Chateau Parties, any of the Borrower Parties or others; and

               (f) apply any sum received by Anchor, by whomsoever paid and however realized, to payment of the Anchor Loans in such manner as Anchor, in its sole discretion, may deem appropriate and in a manner consistent with the Anchor Loan Documents.

          6.   Covenants of the Chateau Parties.  The Chateau Parties hereby
               --------------------------------
covenant and agree that they will:

               (a) place a legend on the Junior Loan Documents to the effect that such Junior Loan Documents are subordinated to the Anchor Loans in the manner and to the extent set forth in this Agreement;

               (b) execute any and all other instruments necessary, as reasonably required by Anchor, to subordinate the Junior Obligations and the Junior Loan Documents to the Anchor Loans and the Anchor Loan Documents as provided herein;

               (c) not assign or transfer to any others any claim the Chateau Parties may have against any of the Borrower Parties as long as any of the Anchor Loans remain outstanding;

               (d) not increase the principal balance of the Junior Loans or modify the terms of the Junior Loans or the Junior Loan Documents without giving thirty (30) days prior written notice to Anchor.

          7.   Representations and Warranties of the Chateau Parties.  The
               -----------------------------------------------------
Chateau Parties hereby represent and warrant that, as of the date of this
Agreement:

               (a) the Chateau Parties have provided Anchor with true and correct copies of the Junior Loan Documents;

               (b) the Chateau Parties are the holders of the Junior Loans and Junior Loan Documents for the benefit of the Chateau Parties, and the same have not been assigned or pledged;

               (c) neither the execution nor delivery of this Agreement or fulfillment of or compliance with the terms and provisions of this Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the Chateau Parties are now subject;

               (d) none of the Junior Loans is or will be subordinated to any other indebtedness of any of the Borrower Parties other than the Anchor Loans unless otherwise agreed to, in writing, by Anchor; and

               (e) The Chateau Parties have full power and authority to enter into this Agreement and no approval of any third party is required.

          8.   Subrogation.  Until the payment and satisfaction in full of all
               -----------
Secured Obligations, the Chateau Parties shall not have any right of subrogation, any right to enforce any remedy which the Chateau Parties may have against any of the Borrower Parties, any right to participate in any security now or hereafter held by Anchor nor any right to reimbursement from any of the Borrower Parties for amounts paid to Anchor by any of the Borrower Parties.

          9.   Default.  Each of the following events shall constitute a default
               -------
under this Agreement and an "Event of Default" under the Anchor Loan Documents:

               (a) the failure of the Chateau Parties or any of the Borrower Parties to perform any of its respective obligations or covenants contained herein;

               (b) if any representation or warranty of the Chateau Parties or any of the Borrower Parties herein is false, misleading or erroneous in any material respect; or

               (c)  a default under the Junior Loan Documents.

          10.  Termination of Subordination.  This Agreement shall automatically
               ----------------------------
terminate and be of no further force and effect at such time as Secured Obligations have been satisfied and all of the Mortgages have been released.

          11.  Notices.  All notices, requests or demands hereunder must be
               -------
given in writing and will be considered to be duly and properly given on personal delivery or delivery by courier to the party or an officer of the party, or if mailed, upon the first to occur of actual receipt or the expiration of three (3) days after being sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Chateau Parties:              6160 South Syracuse Way
     -------------------------
                                             Greenwood Village, Colorado  80111
                                             Attn:  Mr. Gary P. McDaniel

                                             with copy to

                                             Timmis & Inman L.L.P.
                                             300 Talon Centre
                                             Detroit, Michigan  48207
                                             Attn:  Bradley J. Knickerbocker, Esq.

     If to any of the Borrower Parties:      c/o N'Tandem Trust
     ---------------------------------

                                             6160 South Syracuse Way
                                             Greenwood Village, Colorado  80111
                                             Attn:  Mr. Steve Waite

                                             with copy to

                                             Timmis & Inman L.L.P.
                                             300 Talon Centre
                                             Detroit, Michigan  48207
                                             Attn:  Bradley J. Knickerbocker, Esq.

     If to Anchor:                           Anchor National Life Insurance Company
     ------------
                                             1 SunAmerica Center
                                             Century City
                                             Los Angeles, California  90067-6022
                                             Attention:  Director-Mortgage Lending
                                             and Real Estate

          12.  Assignment and Binding Effect.  This Agreement may be assigned by
               -----------------------------
Anchor in connection with any assignment or transfer of the Anchor Loans. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          13.  Governing Law.  This Agreement is executed in and shall be
               -------------
construed under and governed by the laws of the State of Colorado.

          14.  Severability.  In case any one or more of the provisions
               ------------
contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          15.  Amendments.  No provisions of this Agreement may be amended,
               ----------
modified, supplemented, changed, waived, discharged or terminated, unless Anchor consents thereto in writing.

          16.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

          17.  Costs of Enforcement.  In the event that any party to this
               --------------------
Agreement commences any legal action to enforce its rights hereunder as a result of the breach of this Agreement by any other party, the prevailing party in such action shall be entitled to recover all of its costs and expenses in connection therewith, including all reasonable legal fees and costs.

                  [Balance of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have executed this Intercreditor and Subordination Agreement as of the date first above written.

                              N'TANDEM PROPERTIES, L.P., a Delaware limited partnership

                              By: N'Tandem Trust, a California business trust,
                                  its General Partner

                                  By: /s/ Steve Waite
                                      __________________________________
                                      Steve Waite, Authorized Agent

                              N'TANDEM TRUST, a California business trust

                                  By: /s/ Steve Waite
                                      __________________________________
                                      Steve Waite, Authorized Agent

                              CHATEAU COMMUNITIES, INC., a Maryland corporation

                              By: /s/ Steve Waite
                                  ______________________________________

                              Name:  Steve Waite
                                    ____________________________________

                              Title: Senior Vice President
                                     ___________________________________

                              CP LIMITED PARTNERSHIP, a Maryland limited partnership

                              By: Chateau Communities, Inc., a Maryland
                                  corporation, its General Partner

                              By: /s/ Steve Waite
                                  ______________________________________

                              Name:  Steve Waite
                                    ____________________________________

                              Title: Senior Vice President
                                     ___________________________________

                              ANCHOR NATIONAL LIFE INSURANCE COMPANY,
                              an Arizona corporation

                                  /s/ William Petak
                              By: ______________________________________

                                     William Petak
                              Name: ____________________________________

                                     Vice President
                              Title: ___________________________________